UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 3, 2006
GNC CORPORATION
GENERAL NUTRITION CENTERS, INC.
(Exact names of registrants as specified in their charters)

Delaware Delaware	333-116040 333-114502	72-1575170 72-1575168
(States of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrants’ telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     See the disclosure in Item 7.01 of this report, which is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     In connection with the Notes Offering (as defined in Item 8.01 of this report), GNC Parent Corporation (“Parent” and, together with GNC, the “Company”), a newly formed holding company that controls GNC Corporation (“GNC”), is including an expanded presentation of Adjusted EBITDA in an offering memorandum with respect to the Notes Offering. It includes certain additional items, which Parent believes are non-recurring items, in order to present Adjusted EBITDA to prospective purchasers in the Notes Offering in a manner that Parent believes will be meaningful to them.
     The complete presentation of EBITDA and Adjusted EBITDA included in the offering memorandum is provided in this Item 7.01 in order to comply with Regulation FD as it will be provided to prospective purchasers in the Notes Offering.
     We define EBITDA as net income (loss) before interest expense (net), income tax (benefit) expense, depreciation, and amortization. Management uses EBITDA as a tool to measure operating performance of the business. We use EBITDA as one criterion for evaluating our performance relative to our competitors and also as a measurement for the calculation of management incentive compensation. Although we primarily view EBITDA as an operating performance measure, we also consider it to be a useful analytical tool for measuring our liquidity, our leverage capacity, and our ability to service our debt and generate cash for other purposes. We also use EBITDA to determine our compliance with certain covenants in the senior credit facility, and the indentures governing Centers’ senior notes and senior subordinated notes. The reconciliation of EBITDA as presented below is different than that used for purposes of the covenants under the indentures governing the senior notes and senior subordinated notes. Historically, we have highlighted our use of EBITDA as a liquidity measure and for related purposes because of our focus on the holders of Centers’ debt. At the same time, however, management has also internally used EBITDA as a performance measure. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measures derived in accordance with GAAP, or as an alternative to GAAP cash flow from operating activities, as a measure of our profitability or liquidity. Some of the limitations of EBITDA are as follows:

•	EBITDA does not reflect interest expense or the cash requirement necessary to service interest or principal payments on our debt;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	although EBITDA is frequently used by securities analysts, lenders, and others in their evaluation of companies, our calculation of EBITDA may differ from other similarly titled measures of other companies, limiting its usefulness as a comparative measure.

We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally.

Adjusted EBITDA is presented as additional information, as management also uses Adjusted EBITDA to evaluate the operating performance of the business and as a measurement for the calculation of management incentive compensation. Management believes that Adjusted EBITDA is commonly used by security analysts, lenders, and others. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies, limiting its usefulness as a comparative measure. Adjusted EBITDA is also not a GAAP measure and is subject to all of the limitations applicable to EBITDA above.

The following table reconciles EBITDA and Adjusted EBITDA to net income (loss) as determined in accordance with GAAP for the periods indicated:

	Successor
	Fiscal		Nine
	year ended		months ended
	December 31,		September 30,
(Dollars in millions)	2004	2005	2005	2006

Net (loss) income	$41.7	$18.4	$13.0	$38.4
Interest expense, net	34.5	43.1	33.2	29.5
Income tax (benefit) expense	24.5	10.7	7.5	22.6
Depreciation and amortization	38.8	41.0	30.8	29.2

EBITDA	$139.5	$113.2	$84.5	$119.7

Australian operations [a]	—	(2.5)	(2.5)	1.1
Discretionary payment to stock option holders [b]	—	—	—	4.8
Inventory adjustments [c]	—	—	—	(2.8)
Incentive compensation [d]	—	—	—	7.5
Registration costs related to withdrawn IPO	1.3	—
Non-cash stock based compensation	—	0.6	—	1.9
Legal settlements [e]	—	0.6	—	1.7

Adjusted EBITDA	$140.8	$111.9	$82.0	$133.9

     The following table reconciles EBITDA and Adjusted EBITDA to net cash provided by operating activities as determined in accordance with GAAP for the periods indicated.

	Successor
	Fiscal year ended		Nine months ended
	December 31,		September 30,
(Dollars in millions)	2004	2005	2005	2006

			(Unaudited)
Net cash provided by operating activities	$83.5	$64.2	$34.7	$68.9
Cash paid for interest (excluding deferred financing fees)	32.7	32.7	21.6	28.8
Cash paid for taxes	5.1	2.9	2.8	22.4
(Decrease) increase in accounts receivable	(5.3)	4.4	5.8	13.6
(Decrease) increase in inventory	15.1	23.9	7.5	14.7
Decrease (increase) in accounts payable	(3.9)	2.9	23.1	(7.2)
Increase (decrease) in other assets	(16.6)	(12.1)	(17.1)	(11.9)
(Increase) decrease in other liabilities	28.9	(5.7)	6.1	(9.6)
Impairment of goodwill and intangible assets	–	–	–	–

EBITDA	$139.5	$113.2	$84.5	$119.7

Australian operations[a]	–	(2.5)	(2.5)	1.1
Discretionary payment to stock option holders[b]	–	–	–	4.8
Inventory adjustments[c]	–	–	–	(2.8)
Incentive compensation[d]	–	–	–	7.5
Registration costs related to withdrawn IPO	1.3	–	–	–
Non-cash stock based compensation	–	0.6	–	1.9
Legal settlements[e]	–	0.6	–	1.7

Adjusted EBITDA	$140.8	$111.9	$82.0	$133.9

(a)	For the year ended December 31, 2005 and the nine months ended September 30, 2006, the $2.5 million adjustment represents income from a transaction fee received by us as a result of transferring our Australian franchise rights to an existing franchisee. For the nine months ended September 30, 2006, the adjustment represents a charge of $1.1 million associated with the loss on the pending sale of our Australian manufacturing facility, which is expected to close in the fourth quarter of 2006.
(b)	The $4.8 million discretionary payment to stock optionholders was made in conjunction with the $49.9 million restricted payments made to GNC Corporation’s common stockholders in March 2006. It was recommended to and approved by our board of directors. Our board of directors decided to make the discretionary payment because it recognized that the restricted payments made to GNC Corporation’s stockholders decreased the value of the optionholders’ interests since optionholders were not entitled to receive the restricted payments based upon their options. Our board also wanted to recognize the option holders for their contribution to GNC in 2005. The discretionary payment was recorded as compensation expense for employee optionholders and professional fees for nonemployee optionholders.
(c)	A decrease in inventory reserves of $2.2 million was recorded for the nine months ended September 30, 2006. Included in this adjustment was $2.2 million of one-time adjustments to inventory, as identified by management. As inventory levels are now deemed to be appropriate, additional material reductions of the inventory reserves are not expected to reoccur in the future. Vendor chargeback income of $8.0 million was recorded for the nine months ended September 30, 2006, of which $0.6 million related to a prior period and is included in this adjustment.
(d)	Incentive compensation paid and accrued for the nine months ended September 30, 2006 was $13.5 million. Management estimates that $7.5 million of the $13.5 million incentive compensation accrued was attributable to the exceptional financial results for the nine months ended September 30, 2006. Included in incentive compensation is $4.2 million of the discretionary payment to employee optionholders included in the adjustment discussed in note (b) and $1.8 million of incentive compensation that management expects to recur.
(e)	Legal settlements recorded for the year ended December 31, 2005 and the nine months ended September 30, 2006 were $1.5 million and $2.1 million, respectively. Included in these settlements were $0.6 million and $1.7 million in unusual, one-time claims, as identified by management, for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively. These claims included the Class Action Settlement claim, the Visa/Mastercard Antitrust litigation income, the Product Claim Settlement, and the Wage and Hour Claim.
     The information contained in this Item 7.01 and in Item 2.02 of this report shall not be deemed “filed” for purposes of the Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
     Press Release
     On November 3, 2006, GNC issued a press release to announce that (1) Parent intends to offer, subject to market conditions, $325.0 million in aggregate principal amount of floating rate senior PIK notes due 2011 (the “Notes Offering”), and (2) the Company has decided to explore strategic alternatives to enhance stockholder value, including a possible sale of the Company or an initial public offering of shares of common stock of Parent. The description of the press release contained herein does not purport to be complete and is qualified in its entirety by reference to the press release, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.
     Conditional Notice of Redemption
     On November 3, 2006, GNC issued a Conditional Notice of Redemption (the “Notice of Redemption”) to the holders of its 12% Series A Exchangeable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), notifying such holders that, subject to the closing of the Notes Offering, GNC will redeem all of the outstanding shares of Series A Preferred Stock following the closing of the Notes Offering and on or about December 4, 2006 (the “Redemption Date”) at the redemption price of $1,068.57 per share, plus a cash amount equal to all accumulated dividends as of the Redemption Date. The Redemption Notice provides that the redemption is expressly conditioned upon the closing of the Notes Offering.
     The description of the Notice of Redemption contained herein does not purport to be complete and is qualified in its entirety by reference to the Notice of Redemption, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
4.1	Conditional Notice of Redemption, dated November 3, 2006.

99.1	Press Release of GNC Corporation, dated November 3, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated: November 3, 2006

GNC CORPORATION GENERAL NUTRITION CENTERS, INC. (Registrants)

By:	/s/ Curtis J. Larrimer

Curtis J. Larrimer Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Conditional Notice of Redemption, dated November 3, 2006.

99.1	Press Release of GNC Corporation, dated November 3, 2006.